EXHIBIT 10.1 1 SEPARATION AGREEMENT AND GENERAL RELEASE This Separation Agreement and General Release (“Agreement”) is made by and between Brian S. Cooper (“Employee”) and Federal Signal Corporation (“Company”). The signatories to this Agreement are referred to jointly as the “Parties” and individually as a “Party.” WHEREAS, Employee’s employment with Company ended on March 21, 2017 (the “Separation Date”), thereby discontinuing the employment relationship between Employee and Company on the Separation Date; WHEREAS, in recognition of Employee’s service and pursuant to the terms of the Federal Signal Corporation Executive General Severance Plan, as amended and restated August 2012 (the “Severance Plan”), Company desires to provide Employee with certain consideration in exchange for Employee’s promises contained herein; and WHEREAS, without either Party admitting or conceding liability or wrongdoing of any kind, the Parties mutually wish to compromise, resolve, and settle all possible disputes and claims on the terms set forth in this Agreement. NOW, THEREFORE, in consideration of the covenants, mutual promises, and agreement contained herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows: 1. Employee acknowledges and agrees that: (a) he has resigned from and relinquished all his offices with Company and each of its subsidiaries and affiliates, including but not limited to the office of Senior Vice President and Chief Financial Officer, effective on the Separation Date; (b) his employment with Company ended without Cause as defined in the Severance Plan on the Separation Date, thereby discontinuing the employment relationship between the Parties on the Separation Date. Whether Employee signs this Agreement or not, Company shall pay Employee for all earned but unused vacation days, and all earned but unpaid salary, less applicable taxes and withholdings, as of the Separation Date, as part of his final compensation. 2. Provided Employee executes and does not thereafter revoke this Agreement pursuant to Section 23 of this Agreement: a. Company shall pay the following amounts to Employee, less applicable taxes and withholdings, under the Severance Plan: (a) one-year Base Salary (i.e., $367,080); (b) Employee’s target annual cash incentive bonus for calendar year 2017 (i.e., $220,248); and (c) Employee’s target annual cash incentive bonus for calendar year 2017 prorated based on the number of days worked in calendar year 2017 (i.e., $48,273). The sum of the foregoing amounts (i.e., $635,601) shall be paid to Employee as follows, less taxes and withholdings: (i) the first payment shall be in an amount of $317,800.50, plus interest computed using a rate of 0.91%, and shall be paid to Employee on Company’s first regularly scheduled payroll date following September 21, 2017, and (ii) the remaining balance to be paid in the form of salary continuation in equal installments over the immediately following six-month period consistent with Company’s regularly scheduled payroll dates; and b. Company shall permit Employee to continue the welfare benefits of medical and dental insurance under COBRA, and group term life insurance, for a period of one (1) year from the Separation Date at cost to Employee at the active employee rate and at the same coverage levels as in effect as of the Separation Date. For Employee to continue his medical and dental insurance coverage at the active employee cost described above, Employee must elect continuation coverage under COBRA. For the avoidance of any doubt, Employee’s COBRA period and entitlement commences on the Separation Date and runs concurrent with the foregoing period of continued coverage at the active employee rate. Premiums borne by Company during this time are subject to inclusion in Employee’s gross income to the extent deemed necessary by Company to comply with the requirements of Sections

Page 2 of 8 105(h) and 409A of the Internal Revenue Code. Employee will receive notification from and shall make monthly COBRA payments to Company in accordance with its administrative procedures. If Employee fails to make COBRA payments, Employee’s coverage will be cancelled. Employee must complete all necessary paperwork within the prescribed time to receive this benefit. Notwithstanding the foregoing, during the one-year period that Company continues the aforesaid benefits at the active employee rate, in the event the premium cost and/or level of coverage shall change for all employees of Company, the cost and/or coverage level, likewise, shall change in a corresponding manner for Employee. In addition, the availability of these benefits at the active employee rate shall be discontinued prior to the end of the period described above if: (a) Employee or covered spouse becomes covered or has available substantially similar benefits as determined by Company’s Benefits Planning Committee; (b) any required premium is not paid in full on time; (c) Employee or covered spouse becomes entitled to Medicare benefits (under Part A, Part B, or both); or (d) Company ceases to provide any group health plan for its employees. In the event Employee or covered spouse becomes entitled to Medicare Benefits (under Part A, Part B, or both), coverage under Company’s group health plan becomes secondary and Employee or covered dependent must elect Medicare (or encounter a gap in coverage). Continuation may also be terminated for any reason the plan providing such coverage would terminate coverage of a participant or an eligible dependent. Employee may change his coverage at any time that changes are permitted for employees of the Company. For the avoidance of doubt: (a) Employee’s participation in all other benefit plans of Company (including but not limited to its 401(k) Plan and Savings Restoration Plan and all matching obligations thereunder) shall cease effective on the Separation Date; and (b) Employee’s vested 401(k) Plan and Savings Restoration Plan benefits shall be paid in accordance with Plan terms. Notwithstanding the foregoing, Employee’s equity awards and options shall continue to be governed by the applicable plan terms and related agreements. c. Within thirty (30) days after this Agreement becomes effective in accordance with its terms, Employee shall submit to Daniel A. DuPre’, Vice President, General Counsel and Secretary, statements showing his attorneys’ fees and costs incurred in connection with negotiating this Agreement. Within ten days after submission of these statements, and up to the maximum dollar amount of $1,750, the Company will either: (i) reimburse Employee for such attorneys’ fees and costs if Employee provides the Company with evidence of payment thereof; or (ii) pay such attorneys’ fees and costs on Employee’s behalf if Employee has not previously paid such amounts. 3. Provided Employee executes and does not thereafter revoke this Agreement pursuant to Section 23 of this Agreement, and provided further Employee executes and returns the Consulting Agreement attached hereto as Exhibit A within the review period defined in Section 23 of this Agreement, Company agrees to engage Employee as a consultant on the terms and conditions set forth in the Consulting Agreement attached as Exhibit A. 4. Employee, on his own behalf and on behalf of all of his personal representatives, heirs, estate, executors, transferees, agents, attorneys, successors, and assigns, hereby releases and forever discharges Company and its parents, subsidiaries, affiliates, successors, assigns, and its and their past, present, and future agents, attorneys, representatives, principals, directors, partners, members, shareholders, officers, owners, and employees (collectively the “Releasees”), from any and all claims, causes of action, demands, damages, or liability of any nature whatsoever, known or unknown, suspected or unsuspected, disclosed or undisclosed, arising or which could have occurred from the beginning of time to the date on which Employee signs this Agreement, including but not limited to those which arise out of, concern, or relate in any way to his employment or the cessation of his employment with Company and/or any other Releasee. For instance, without limiting the generality of the foregoing, the matters released and forever discharged herein include but are not limited to: (a)

Page 3 of 8 claims arising under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the Rehabilitation Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Civil Rights Act of 1991, the Genetic Information Non-Discrimination Act, Sections 1981 through 1988 of Title 42 of the United States Code, the Illinois Human Rights Act, the Right to Privacy in the Workplace Act, the Illinois Health and Safety Act, the Illinois Worker Adjustment and Retraining Notification Act, the Illinois One Day Rest in Seven Act, the Illinois Union Employee Health and Benefits Protection Act, the Illinois Employment Contract Act, the Illinois Labor Dispute Act, the Victims' Economic Security and Safety Act, the Illinois Whistleblower Act, the Illinois Equal Pay Act the Cook County Human Rights Ordinance, the City of Chicago Human Rights Ordinance, and/or any other federal, state, municipal, or local employment discrimination, retaliation, and/or harassment statutes, laws, regulations, and ordinances (each as amended); (b) claims arising under any other federal, state, municipal, or local statute, law, ordinance or regulation (each as amended); (c) any other claim whatsoever including, but not limited to, claims for severance pay under any voluntary or involuntary severance/separation plan, policy, or program maintained by Company and/or any other Releasee, including but not limited to the Severance Plan and/or the Non-Executive General Severance Pay Plan; (d) claims for attorneys’ fees; and (e) claims based upon breach of contract, unpaid bonus, wrongful termination, retaliation, defamation, intentional infliction of emotional distress, tort, tortious interference with contract, tortious interference with prospective economic relations, personal injury, invasion of privacy, violation of public policy, retaliatory discharge, wrongful discharge, whistleblowing, libel, slander, defamation, negligence and/or any other common law, statutory, or other claim whatsoever arising out of or relating to his employment with and/or separation from employment with Company and/or any other Releasee. To the extent permitted by law, Employee further waives, releases, and discharges Company and the other Releasees from any reinstatement rights which he has or could have. Excluded from this release are any claims which cannot be waived or released in this manner as a matter of law, including claims for any workers’ compensation injury (the existence of which Employee is unaware), the right to file an administrative charge of discrimination, and, as applicable, claims under the Illinois Workers' Occupational Disease Act, the Employee Credit Privacy Act, the Illinois Wage Payment and Collection Act and the Illinois Unemployment Insurance Act. Moreover, this Agreement shall not operate to waive rights, causes of action, or claims under the ADEA, if those rights, causes of action, or claims arise after the date on which Employee signs this Agreement. Nor shall this Agreement preclude Employee from challenging the validity of the Agreement under the ADEA. Also, the foregoing release does not purport to affect or relinquish any rights to defense or indemnification, or to be held harmless, under the Company’s directors’ and officers’ liability insurance, by-laws, articles of incorporation, or other written indemnification agreement. Nothing in this Agreement prohibits Employee from reporting possible violations of federal or state law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General, or comparable state agency, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. However, Employee acknowledges Employee is waiving any right to monetary recovery should any federal, state, or local administrative agency or commission pursue any claims on Employee’s behalf arising out of or related to Employee’s employment with and/or separation from the Company except for compensation related to any whistleblower claims to the SEC or other similar government agency. No federal, state or local government agency is a party to this Agreement and none of the provisions of this Agreement restrict or in any way affect a government agency’s authority to investigate or seek relief in connection with any of the released claims. However, if a government agency were to pursue any matters falling within the release of claims, which it is free to do, Employee and Company

Page 4 of 8 agree that this Agreement shall control as the exclusive remedy and full settlement of all released claims between Employee and Company except as noted above. The Agreement is binding as between two private parties, Company and Employee. Therefore, this Agreement affects the Parties’ rights as set forth herein, with no impact or restrictions on any government agency. 5. Employee agrees that if he pursues a lawsuit on a claim that was released pursuant to this Agreement, in addition to any other remedies and recourse available to Company and/or the other Releasees, this Agreement will serve as a complete defense to, and a basis to dismiss, any such lawsuit. Further, (other than in connection with a lawsuit brought under the ADEA) Company and/or any other Releasee will be entitled to recover from Employee its reasonable attorneys’ fees and costs in the successful defense of any such lawsuit. Company agrees that if Employee prevails in a lawsuit against Company for its non-payment of the amounts set forth in Section 2(a) of this Agreement, Employee shall be entitled to his reasonable attorney’s fees. 6. Employee agrees that, to the extent that any federal, state or local taxes may be or become due or payable because of the separation payments and other actions set forth in Sections 2 and 3 of this Agreement, Employee shall be solely responsible for paying such taxes. Employee further agrees that Employee will indemnify Company and each Releasee from, and hold them harmless against any claim, liability, penalty or tax consequence made by any local, state or federal administrative agency or court of competent jurisdiction for such unpaid taxes, including costs and counsel fees incurred by the Releasees as a result of such claims. 7. Employee represents, warrants, and agrees that, together with the payment to Employee of Employee’s salary and all earned but unused vacation days Employee earned through the Separation Date less applicable taxes and withholdings, the payments to Employee provided for herein fulfill and discharge all compensation obligations of Company and/or any other Releasee to Employee of any kind or character including, but not limited to, salary, unpaid vacation, bonus, short-term incentive payment, severance pay, salary continuation, auto allowance, cell phone pay, overtime compensation, premium pay, compensatory time, notice pay, incentive compensation, and any other compensation and benefits to which Employee may have been entitled at and as of the Separation Date under any plan, policy, program or contract. Employee further acknowledges, represents, warrants, and agrees that Employee is not entitled to any other compensation, benefits, or sums from Company and/or any other Releasee. 8. Employee represents, warrants, and agrees that: (a) he has not filed or otherwise cooperated in the authorization of the filing of any complaints, charges, or lawsuits against Company and/or any other Releasee; (b) he has the authority to enter into this Agreement as a binding obligation on himself and his personal representatives, heirs, estate, executors, transferees, agents, attorneys, successors, and assigns; (c) he has not assigned any rights, claims, demands, charges, obligations, damages, losses, causes of action, or suits of any kind and/or description, legal and/or equitable, against Company and/or any other Releasee to any person or entity; (d) he has been, and is hereby, advised in writing to consult with any attorney of his own choosing prior to signing this Agreement, and he has in fact consulted with his own attorney prior to signing this Agreement; (e) at the end of the Term of the Consulting Agreement, or earlier if requested by Company, he will return to Company all Confidential Information and all Company property (including information technology equipment, documents, records, and other physical or personal property), in his actual or constructive possession, custody, or control and will not retain any copies; and (f) he has had the opportunity to consult with tax advisors of his own choosing in connection with the execution of this Agreement and that he has not and is not relying on Company for any tax advice. 9. Employee acknowledges that he shall not represent himself to be an employee of Company or any other Releasee nor take any action which may bind Company or any other Releasee

Page 5 of 8 with regard to any customer, supplier, vendor or any other party with whom Employee has had contact while performing his duties as an employee of Company. 10. Employee agrees not to engage in any form of conduct, or make any statements or representations, that disparage, demean, impugn, or otherwise harm the reputation or goodwill of Company and/or any current parent, subsidiary, or affiliate, and its and their past and present attorneys, representatives, principals, directors, partners, members, officers, owners, or employees, provided that Employee is aware of the attorneys', representatives', principals', directors', partners', members', officers', owners', or employees' relationship with the Company, parent, subsidiary or affiliate (collectively “FSC Group” and individually each an “FSC Group Member”). Nothing in this Agreement prevents Employee from providing truthful statements in any legal proceeding or investigation by a governmental agency. Company’s current President and Chief Executive Officer and its Board of Directors shall not engage in any form of conduct, or make any statements or representations that disparage, demean, impugn, or otherwise harm the reputation or goodwill of Employee and no employee shall be authorized by Company to engage in such conduct. Nothing in this Agreement prevents Company, any FSC Group Member, or its and their employees from providing truthful statements in any legal proceeding or investigation by a government agency. This Section does not, in any way, restrict or impede Employee from exercising protected rights, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. 11. Employee reaffirms his obligations set forth in each confidentiality, non-solicitation, and/or non-competition agreement that he entered into with Company, including but not limited to the Terms of Employment agreement dated June 15, 2013 and the Non-Competition, Non-Solicitation & Confidentiality Agreement dated May 26, 2016 (collectively, “Non-Compete Agreements”). He further agrees that any breach of the Non-Compete Agreements shall also be deemed a breach of this Agreement. 12. Employee agrees that, for a period of one (1) year from the Separation Date, he will not, directly or indirectly: (a) hire away or participate or assist in the hiring away of any person employed by Company and/or any other FSC Group Member on the Separation Date; or (b) solicit or encourage any person employed by Company and/or any other FSC Group Member on or after the Separation Date to leave the employ of Company and/or any other FSC Group Member. 13. Employee agrees that, for a period of five (5) years from the Separation Date, he will: (a) hold in strictest confidence Company’s and each other FSC Group Member’s Confidential Information; (b) not use Company’s and/or any other FSC Group Member’s Confidential Information except for the benefit of Company or FSC Group Member; and (c) not reveal, divulge, or disclose Company’s and/or any other FSC Group Member’s Confidential Information to any person, firm, or corporation without the written authorization of an officer of Company or FSC Group Member. The term “Confidential Information” means trade secrets and other non-public information about or concerning Company, other FSC Group Members, and/or its and their customers, distributors, manufacturer representatives, and partners, that is of competitive value to Company and/or other FSC Group Members by virtue of not being available or known publicly, including but not limited to the following information provided that it meets such criteria: business strategies and plans; financial information; financial projections, sales forecasts, reports, and targets; trade secrets; existing and prospective customer, vendor, supplier, and distributor information, including sales and/or purchasing histories, and preferences; account terms, pricing, and margin information; product information; service data and histories; product plan designs; sales strategies and methods; technical information including intellectual property, inventions, discoveries, improvements, processes, devices, products, formulae, and designs whether patentable or

Page 6 of 8 not; and information entrusted to Company and/or other FSC Group Members by third parties under a duty to preserve confidentiality. The Parties understand and agree that Employee’s undertakings and obligations under this Section 13 will not apply, however, to any Confidential Information which: (i) is or becomes generally known to the public through no action on Employee’s part; (ii) is generally disclosed to third parties by Company or other FSC Group Members without restriction on such third parties; (iii) is approved for release by written authorization of the Board of Directors of Company or FSC Group Member; or (iv) is required to be disclosed pursuant to summons, subpoena, order of judicial or administrative authority, or in connection with judicial proceedings to which Company or other FSC Group Member is a party, provided that Employee shall have given Company and/or FSC Group Member written notice of such intended disclosure as soon as possible and at least 14 calendar days prior to such disclosure in order to provide Company and/or other FSC Group Member with an opportunity to oppose and/or object to such disclosure. The confidentiality restrictions set forth in this Section 13 are not intended to and do not limit Employee’s rights under Section 7 of the National Labor Relations Act and Confidential Information expressly does not include Employee’s or other employees’ terms and conditions of employment. Further, nothing in this Agreement prohibits Employee from reporting possible violations of federal or state laws or regulations to any government agency or entity (including but not limited to the Equal Employment Opportunity Commission, the Illinois Department of Human Rights, the Securities and Exchange Commission, the Department of Justice, the Internal Revenue Service, Congress, or any agency Inspector General, or comparable federal or state agency), or making disclosures to any government agency or entity that are protected under the whistleblower protections of any applicable federal or state laws or regulations. Employee does not need prior authorization of Company to make any such reports or disclosures and is not required to notify Company that he has made such reports or disclosures. 14. Employee acknowledges and agrees that the temporal, geographic, and activity restrictions set forth in the Non-Compete Agreements and Sections 12 and 13 of this Agreement are reasonable and not unduly restrictive of his rights as an individual, that Company has legitimate interests in protecting its trade secrets, confidential information, and customer and employee relationships, and represents and warrants that, as of the date Employee signs this Agreement, Employee has not breached any of the provisions of the Non-Compete Agreements or this Agreement. Employee further acknowledges that if he breaches any of the provisions of the Non-Compete Agreements or Sections 12 or 13 of this Agreement, such breach will result in immediate and irreparable harm to the business and goodwill of Company and that damages, if any, and remedies at law for such breach would be inadequate. Employee further acknowledges and agrees in the event that he breaches the provisions of the Non-Compete Agreements or Sections 12 or 13 of this Agreement: (a) Company will be entitled to temporary, preliminary, and permanent injunctive relief against Employee and anyone else acting in concert with him without necessity of bond (the right to which is hereby waived by Employee); (b) Company shall not be obligated to continue the availability or payment of separation benefits or other actions provided in Sections 2 or 3 of this Agreement to Employee; and (c) Employee shall be obligated to pay to Company its costs, expenses, and attorneys’ fees incurred in enforcing this Agreement. 15. Employee agrees to make himself available, at mutually convenient times, to Company and/or other FSC Group Members to provide reasonable cooperation and assistance with respect to matters in which Employee was involved or knowledgeable during his employment, including any threatened or actual investigation, regulatory matter, and/or litigation, and to provide, if requested, information and counsel relating to ongoing matters. Company will, of course, take into consideration Employee’s personal and business commitments, will give Employee as much notice as reasonably possible, and ask that Employee be available at such time or times as are reasonably convenient to

Page 7 of 8 Employee and Company. Company also agrees to reimburse Employee for his actual out-of-pocket expenses incurred because of complying with this provision, subject to Employee’s submission of documentation acceptable to Company substantiating the expenses. However, no additional compensation shall be provided to Employee, except as stated in the Consulting Agreement during its term. 16. With the exceptions of the Non-Compete Agreements which shall remain in full force and effect and the Consulting Agreement attached as Exhibit A, this Agreement contains the entire agreement between the Parties and all prior agreements, representations, and understandings between the Parties, oral or written, express or implied, with respect to the subject matter hereof are hereby superseded and merged herein. This Agreement may not be revised or modified without the mutual written consent of the Parties. 17. Nothing contained in this Agreement, or the fact of its submission to Employee, shall be construed as an admission of any liability, violation of law, or wrongdoing on the part of Company or any other Releasee. Company and each other Releasee expressly deny any liability, violation of law, or wrongdoing. 18. The provisions of this Agreement are severable and, if any part of it is found to be unenforceable, such provision may be reformed by a Court of competent jurisdiction, to the extent necessary to make it enforceable to the fullest extent of the law, and the rest of the Agreement shall remain fully valid and enforceable. The language of all parts of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for or against either Party. 19. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures received by facsimile or email transmission shall be treated as being as effective as original ink signatures. 20. This Agreement is deemed made and entered into in the State of Illinois and in all respects shall be interpreted, enforced, and governed under applicable federal law and, in the event reference shall be made to State law or to the extent not preempted by federal law, the internal laws of the State of Illinois shall apply without reference to its conflict of law provisions. Subject to the terms of this Section 20 and except as set forth in this Agreement to the contrary, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its then-existing Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Such arbitration shall occur before a single arbitrator sitting in or within twenty (20) miles of Oak Brook, Illinois. However, Company may, in its sole discretion and within ten (10) days of receiving Employee’s notice of intent to arbitrate, give Employee a written notice that Company refuses to arbitrate the matter and that in order to resolve the controversy or claim, Employee must institute judicial proceedings in a court of competent jurisdiction. If no such notice is given to Employee, the matter will proceed in arbitration. Also, controversies or claims under any Non-Compete Agreements or Sections 12 or 13 of this Agreement may be brought by a Party in a court of competent jurisdiction. 21. The provisions of this Agreement shall survive any termination of this Agreement when necessary to effectuate the intent and terms of this Agreement expressed herein. 22. Employee represents, warrants, and agrees that he: (i) read this Agreement in its entirety and understands all of its terms; (ii) has been and is hereby advised by this Agreement to consult with an attorney before signing this Agreement, and has consulted with such counsel; (iii) knowingly, freely, and voluntarily assents to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained herein including rights or

Page 8 of 8 claims under the ADEA; (iv) is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled; and (v) is not waiving or releasing rights or claims that may arise after the execution of this Agreement. 23. Employee has up to twenty-one (21) days after his receipt of this Agreement to review this Agreement and return it executed to Julie A. Cook at the address below. Employee may execute and return this Agreement any time in advance of the expiration of the twenty-one (21) day period and thereby waive the remainder of said period. In addition, Employee has until seven (7) days following his execution of this Agreement to revoke this Agreement, in which case this Agreement shall not become effective. In order to revoke this Agreement, Employee must give timely written notice to Julie A. Cook at 1415 W. 22nd Street, Oak Brook, Illinois 60523, within said seven (7) day period. This Agreement shall become effective on the first day after the expiration of the revocation period provided that Employee has not previously revoked his acceptance. 24. Employee has read and understands this Agreement and understand that this agreement contains a binding arbitration provision which may be enforced by the parties. IN WITNESS WHEREOF, the Parties have caused this Separation Agreement and General Release to be executed on the dates specified below. AGREED: BRIAN S. COOPER FEDERAL SIGNAL CORPORATION _/s/ Brian S. Cooper________ _/s/ Daniel A. DuPre’________ Brian S. Cooper By: Daniel A. DuPre’ Vice President, General Counsel and Secretary _March 26, 2017___________ _March 26, 2017___________ Date Date

Exhibit A Page 1 of 4 CONSULTING AGREEMENT This Consulting Agreement (“Agreement”) is made effective as of the 21st day of March 2017 (the “Effective Date”) by and between Federal Signal Corporation (“Company”) and Brian S. Cooper (“Consultant”). The signatories to this Agreement are referred to collectively as the “Parties” and individually as a “Party.” 1. SERVICES 1.1 Company engages Consultant as an independent contractor to perform consulting services and Consultant accepts such engagement on the terms and conditions set forth in this Agreement. Such services shall be performed only to the extent requested by Jennifer L. Sherman or Ian A. Hudson, Company’s Chief Executive Officer and Interim Chief Financial Officer, respectively, and accepted by Consultant and include but not be limited to: (a) the provision of financial and accounting consulting services; and (b) assisting Company with the orderly transition of projects, responsibilities, and duties (the “Services”). 1.2 Consultant shall control the manner and means of performing the Services for Company, and may perform the Services from any location Consultant chooses, using Consultant’s equipment, tools, materials, and/or supplies, and a Company owned and issued laptop and cell phone. In the event Consultant requests the use of space at Company’s facilities, space and use of equipment can be provided on an as-needed basis in the discretion of Company. To the extent Consultant performs any Services on Company’s premises or using Company’s equipment, Consultant shall comply with all applicable policies of Company relating to business and office conduct, health and safety, and use of Company’s facilities, supplies, information technology, equipment, networks, and other resources. 1.3 Consultant will perform the services in accordance with the standard of care and diligence normally practiced by individuals that perform services of a similar nature, in compliance with all applicable law. All materials and deliverables developed by Consultant in connection with the Services shall be deemed the property of Company. Consultant shall take all actions reasonably requested by Company to transfer ownership in all such materials and deliverables to Company. 2. TERM 2.1 The term of this Agreement is for the six-month period beginning on the Effective Date and ending September 20, 2017, subject to earlier termination as set forth in Section 2.2 (the “Term”). 2.2 Either Party may terminate this Agreement and the Term at any time, without cause, by providing written notice to the other Party. In the event of a termination pursuant to this clause, Company shall pay Consultant such Fees (defined herein) then due and payable for any Services completed up to and including the date of such termination. 2.3 Notwithstanding the expiration or termination of this Agreement, Section 5 of this Agreement shall survive such expiration or termination in accordance with their terms. 3. FEES/ EXPENSES/ INDEMNITY 3.1 As full compensation for the Services and the rights granted to Company in this Agreement, Company shall pay Consultant at the rate of One Hundred Ninety dollars ($190.00) per hour worked by Consultant in the performance of the Services (“Fees”). Consultant shall submit an accurate and complete itemized invoice to Company on a monthly basis detailing the number of hours worked and describing the services performed that month. Undisputed invoices are due and payable within thirty (30) days following Company’s receipt. 3.2 The level of Services provided under this Agreement will not be greater than twenty percent (20%) of the average level of service performed by Consultant during the 36-month period

Page 2 of 4 immediately preceding the date of his termination of employment as an employee of the Company. It is anticipated that Consultant’s provision of the Services shall not exceed more than six (6) hours in any workweek. Consultant shall not be entitled to any premium or overtime rate or pay for any hours spent providing the Services, regardless of the number of hours worked by Consultant during any one week period. Company and Consultant agree that they will, to the fullest extent possible, maintain a degree of flexibility and fairness in the hours that Consultant provides the Services, and that Company shall have no control over specific times that Consultant shall perform the Services. 3.3 Consultant is solely responsible for any travel or other costs or expenses incurred by Consultant. Any exception to this Section 3.3 must be approved in writing by a Company officer. 3.4 Consultant shall receive an IRS Form 1099-Misc from Company. Consultant is solely and exclusively responsible for all federal, state, and local taxes that are or become due and payable in connection with the Fees and expenses paid by Company under this Agreement. Consultant shall defend, indemnify, and hold harmless Company and its subsidiaries and affiliates and its and their officers, directors, employees, agents, successors, and assigns, from and against all losses, damages, liabilities, deficiencies, actions, lawsuits, interest, awards, penalties, fines, costs, and expenses of whatever kind (including reasonable attorneys’ fees) arising out of, resulting from, and/or in connection with the non-payment or late or incomplete payment of any taxes, including but not limited to income, payroll, Social Security, or other federal, state, or local taxes, related to, resulting from, or otherwise associated or connected to the Fees paid by Company to Consultant under this Agreement 4. RELATIONSHIP OF THE PARTIES 4.1 Consultant is an independent contractor in relation to Company. Neither this Agreement, nor the engagement contemplated hereunder, shall render Consultant an employee, partner, agent of, or joint venturer of Company for any purpose. Consultant does not have any authority (and shall not hold himself out as having authority) to bind Company. Consultant shall not make any agreements or representations on Company’s behalf without Company’s prior written consent. Consultant acknowledges and agrees that Consultant is not eligible to participate in, and shall have no right to claim against Company for, any vacation, group medical, life insurance, disability, profit sharing, severance, or retirement benefits or any other fringe benefits offered by Company to its employees. Consultant acknowledges and agrees that Company is not responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making insurance contributions, including unemployment or disability, or obtaining worker’s compensation insurance on behalf of Consultant. 5. CONFIDENTIALITY 5.1 Consultant agrees that, except for the benefit of Company, during the Term and for a period of five (5) years thereafter, he will: (a) hold in strictest confidence Company’s, and each of its subsidiaries’ and affiliates’, Confidential Information; (b) not use such Confidential Information; and (c) not reveal, divulge, or disclose such Confidential Information to any person, firm, or corporation without the written authorization of an officer of Company. The term “Confidential Information” means trade secrets and other non-public information about or concerning Company, its subsidiaries, its affiliates, and/or its and their customers, distributors, manufacturer representatives, and partners, that is of competitive value by virtue of not being available or known publicly, including but not limited to the following information provided that it meets such criteria: business strategies and plans; financial information; financial projections, sales forecasts, reports, and targets; trade secrets; existing and prospective customer, vendor, supplier, and distributor information, including sales and/or purchasing histories, and preferences; account terms, pricing, and margin information; product information; service data and histories; product plan designs; sales strategies and methods; technical information including

Page 3 of 4 intellectual property, inventions, discoveries, improvements, processes, devices, products, formulae, and designs whether patentable or not; and information entrusted to Company and/or its subsidiaries or affiliates by third parties under a duty to preserve confidentiality. The Parties understand and agree that Consultant’s undertakings and obligations under this Section 5.1 will not apply, however, to any Confidential Information which: (i) is or becomes generally known to the public through no action on Consultant’s part; (ii) is generally disclosed to third parties by Company or its subsidiaries or affiliates without restriction on such third parties; (iii) is approved for release by written authorization of the Board of Directors of Company; or (iv) is required to be disclosed pursuant to summons, subpoena, order of judicial or administrative authority, or in connection with judicial proceedings to which Company, or a subsidiary or an affiliate thereof, is a party, provided that Consultant shall have given Company written notice of such intended disclosure as soon as possible and at least 14 calendar days prior to such disclosure in order to provide Company with an opportunity to oppose and/or object to such disclosure. 5.2 Nothing in this Agreement prohibits Consultant from reporting possible violations of federal or state laws or regulations to any government agency or entity (including but not limited to the Securities and Exchange Commission, the Department of Justice, the Internal Revenue Service, Congress, or any agency Inspector General, or comparable federal or state agency), or making disclosures to any government agency or entity that are protected under the whistleblower protections of any applicable federal or state laws or regulations. Consultant does not need prior authorization of Company to make any such reports or disclosures and is not required to notify Company that he has made such reports or disclosures. 5.3 On Consultant’s last day of engagement by Company under this Agreement, or earlier if requested by Company, Consultant shall turn over and relinquish to Company all Company property in his possession, custody, or control, including but not limited to the laptop and cell phone and any materials of any kind that contain or embody Confidential Information and all files (whether electronic, hard copy, or otherwise). Consultant is not permitted to retain any copies in any format whatsoever. 6. REPRESENTATIONS AND WARRANTIES 6.1 Consultant represents and warrants to Company that: a. Consultant is free to enter into this Agreement and that this engagement does not violate or breach the terms of any agreement between Consultant and a third party or parties, nor is Consultant aware of any actual or potential conflict of interest that would prevent Consultant from discharging Consultant’s duties hereunder; b. Consultant shall not use or disclose any proprietary, trade secret, or confidential information belonging to a third party or parties in connection with the performance of the Services; c. During the Term, Consultant will not accept any new engagement with any third party that may compete with Company’s business or interests; d. Consultant has the right to enter into this Agreement, to grant the rights granted herein, and to perform fully all of the obligations in this Agreement; and e. Consultant shall perform the Services in compliance with all applicable federal, state, and local laws and regulations. 6.2 Company represents and warrants that: a. Company has the full right, power, and authority to enter into this Agreement and to perform all obligations hereunder; and

Page 4 of 4 b. The execution of this Agreement by its undersigned representative has been duly authorized by all necessary corporate action. 7. MISCELLANEOUS 7.1 Consultant may not assign any rights or delegate or subcontract any obligations under this Agreement without Company’s prior written consent. Any assignment in violation of the foregoing shall be considered null and void. Company may freely assign its rights and obligations under this Agreement. Subject to the limits on assignment set forth above, this Agreement shall inure to the benefit of, be binding on, and be enforceable against each Party and their respective successors and assigns. 7.2 This Agreement is deemed made and entered into in the State of Illinois and in all respects shall be interpreted, enforced, and governed under applicable federal law and, in the event reference shall be made to State law or to the extent not preempted by federal law, the internal laws of the State of Illinois shall apply without reference to its conflict of law provisions. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its then-existing Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Such arbitration shall occur before a single arbitrator sitting in or within twenty (20) miles of Oak Brook, Illinois. Also, controversies or claims under Section 5 of this Agreement may be brought by a Party in a court of competent jurisdiction. 7.3 Waiver by one Party of a breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver. No amendment, change or modification of this Agreement shall be valid unless in writing signed by both Company and Consultant. 7.4 If any provision of this Agreement, or a portion of any provision, is held to be invalid or unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect. 7.5 This Agreement contains the entire understanding and agreement between the Parties relative to the subject matter of Consultant’s provision of consultancy services, and all prior agreements, understanding, representations and writings relating to this subject matter. 7.6 This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures received by facsimile or email transmission shall be treated as being as effective as original ink signatures. 7.7 Except as otherwise provided herein, all notices are to be in writing, and may be delivered either by either e-mail, postal mail or express delivery service to Consultant or to an officer or authorized legal representative of Company. IN WITNESS WHEREOF, the Parties have caused this Consulting Agreement to be executed on the dates specified below. AGREED: BRIAN S. COOPER FEDERAL SIGNAL CORPORATION _/s/ Brian S. Cooper________ _/s/ Daniel A. DuPre’________ Brian S. Cooper By: Daniel A. DuPre’ Vice President, General Counsel and Secretary _March 26, 2017___________ _March 26, 2017___________ Date Date